Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2022 Results

Wakefield, MA—November 1, 2022—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2022.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the fourth quarter of 2022 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets. Our primary objectives for 2022 remain twofold: We will seek to increase shareholder value (1) through the potential sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) by striving to increase occupancy in our continuing portfolio of real estate.  We intend to use proceeds from any potential future property dispositions for debt reduction, repurchases of our common stock, dividends, and other general corporate purposes.

We believe that current economic conditions, office market conditions, geopolitical events and other factors have negatively impacted access to both debt and equity capital for potential purchasers of office properties.  This volatility in the capital markets has created funding uncertainty among potential purchasers and has generally resulted in longer periods of time to close dispositions.  As a result, at this time, we are updating our property disposition guidance for full-year 2022 to be in the range of approximately $102.5 million to $200 million in aggregate gross proceeds compared to our previously estimated range of $200 million to $300 million.  We are currently working with identified potential purchasers on new potential dispositions that would result in approximately $180 million in aggregate gross proceeds.  While we are not providing disposition guidance for 2023 at this time, we believe that some of this potential disposition activity will likely occur in the first quarter of 2023.  Our disposition guidance is subject to change for a variety of reasons, including economic conditions, office market conditions and geopolitical events.  We will update our disposition guidance quarterly in our earnings releases.

We look forward to the balance of 2022 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net income was $17.2 million and $4.0 million, or $0.17 and $0.04 per basic and diluted share, for the three and nine months ended September 30, 2022, respectively.
●	Funds From Operations (FFO) was $9.0 million and $30.9 million, or $0.09 and $0.30 per basic and diluted share, for the three and nine months ended September 30, 2022, respectively.
●	Adjusted Funds From Operations (AFFO) was a loss of $0.09 and $0.12 per basic and diluted share for the three and nine months ended September 30, 2022, respectively.
●	On September 6, 2022, the Company used proceeds from the sale of 380 Interlocken and 390 Interlocken in Broomfield, Colorado to prepay in full its $110 million term loan with Bank of America, N.A. as administrative agent and the other lending institutions party thereto.

Leasing Highlights

●	During the nine months ended September 30, 2022, we leased approximately 342,000 square feet, including 217,000 square feet of new leases.
●	Our directly owned real estate portfolio of 22 owned properties, totaling approximately 6.4 million square feet, was approximately 75.9% leased as of September 30, 2022, compared to approximately 78.4% leased as of December 31, 2021. The decrease in the leased percentage is primarily a result of lease expirations during the nine months ended September 30, 2022.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the nine months ended September 30, 2022 was $33.40, or 9.6% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2021. The average lease term on leases signed in the nine months ended September 30, 2022, was 7.0 years compared to 7.7 years for the year ended December 31, 2021. Overall the portfolio weighted average rent per occupied square foot was $30.45 as of September 30, 2022 compared to $30.60 as of December 31, 2021.
●	Subsequent to quarter end, we are currently tracking approximately 400,000 square feet of new prospective tenants, including approximately 200,000 square feet of prospective tenants that have identified FSP assets on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential in a post-COVID-19 environment.

Investment Highlights

●	On August 31, 2022, we sold 380 Interlocken and 390 Interlocken in Broomfield, Colorado for $102.5 million in aggregate gross proceeds and recorded a gain of approximately $24.1 million.
●	Subject to market conditions and satisfactory outcomes on prospective transactions, we anticipate one or more dispositions to occur during the fourth quarter of 2022 and will provide updates as appropriate.
●	We are currently working with identified potential purchasers on new potential dispositions that would result in approximately $180 million in aggregate gross proceeds.
●	Disposition proceeds are intended to be used for debt reduction, dividends, and other general corporate purposes.
●	Potential disposition candidates under consideration for the fourth quarter of 2022 and for subsequent quarters include: Blue Lagoon in Miami, Florida; Eldridge Green and Park Ten in Houston, Texas; 909 Davis in Evanston, Illinois; and Pershing Park in Atlanta, Georgia. However, this list of potential disposition candidates should not be construed as meaning that the Company will actually dispose of all such properties. The Company makes disposition decisions based on a variety of factors, including achievement of pricing objectives, market conditions and other corporate factors.

Stock Repurchases

●	During the first quarter of 2022, we repurchased approximately 847,000 shares of our common stock for approximately $4.8 million pursuant to our previously announced stock repurchase plan. We did not repurchase any shares of our common stock during the second or third quarter of 2022.
●	Approximately $26.9 million remains authorized for potential future repurchases of our common stock pursuant to our previously announced stock repurchase plan.

Dividends

●	On October 7, 2022, pursuant to our variable quarterly dividend policy, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended September 30, 2022 of $0.01 per share of common stock that will be paid on November 10, 2022 to stockholders of record on October

21, 2022.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2022 Net Income, FFO and Disposition Guidance

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance.  We are updating our previously announced disposition guidance for full-year 2022 as we execute on our strategy to dispose of certain properties that we believe have met their short to intermediate term valuation objectives and whose value may not be accurately reflected in our share price. Anticipated dispositions in 2022 are estimated to result in aggregate gross proceeds in the range of approximately $102.5 million to $200 million.  We intend to use the proceeds of any future dispositions for debt reduction, repurchases of our stock, dividends and other general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  Our disposition guidance is subject to change for a variety of reasons, including economic conditions, office market conditions and geopolitical events.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of September 30, 2022.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for November 2, 2022 at 11:00 a.m. (ET) to discuss the third quarter 2022 results. To access the call, please dial 1-844-200-6205 and use access code 735617. Internationally, the call may be accessed by dialing 1-929-526-1599 and using access code 735617. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions, potential stock repurchases, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, high inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, any inability to dispose of real estate properties at pricing levels comparable to recent historical portfolio dispositions,  and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021

Revenue:
Rental	$40,366	$50,326	$122,994	$164,671
Related party revenue:
Management fees and interest income from loans	466	419	1,393	1,246
Other	4	57	17	69
Total revenue	40,836	50,802	124,404	165,986

Expenses:
Real estate operating expenses	13,369	14,373	38,547	45,664
Real estate taxes and insurance	8,951	10,200	26,713	34,461
Depreciation and amortization	15,148	18,862	49,004	62,379
General and administrative	3,232	3,749	10,997	11,857
Interest	6,110	7,928	17,140	26,582
Total expenses	46,810	55,112	142,401	180,943

Loss on extinguishment of debt	(78)	(236)	(78)	(403)
Impairment and loan loss reserve	(717)	—	(1,857)	—
Gain on sale of properties, net	24,077	8,632	24,077	29,258
Income (loss) before taxes and equity in income of non-consolidated REITs	17,308	4,086	4,145	13,898
Tax expense	62	51	167	174
Equity in income of non-consolidated REITs	—	421	—	421
Net income	$17,246	$4,456	$3,978	$14,145

Weighted average number of shares outstanding, basic and diluted	103,236	106,905	103,372	107,196

Net income per share, basic and diluted	$0.17	$0.04	$0.04	$0.13

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2022	2021
Assets:
Real estate assets:
Land	$131,556	$146,844
Buildings and improvements	1,397,303	1,457,209
Fixtures and equipment	10,656	11,404
	1,539,515	1,615,457
Less accumulated depreciation	420,532	424,487
Real estate assets, net	1,118,983	1,190,970
Acquired real estate leases, less accumulated amortization of $19,535 and $40,423, respectively	11,177	14,934
Cash, cash equivalents and restricted cash	8,717	40,751
Tenant rent receivables	1,309	1,954
Straight-line rent receivable	50,885	49,024
Prepaid expenses and other assets	6,961	4,031
Related party mortgage loan receivable, less allowance for credit loss of $1,857 and $0, respectively	22,143	24,000
Other assets: derivative asset	4,266	—
Office computers and furniture, net of accumulated depreciation of $1,099 and $1,198, respectively	170	198
Deferred leasing commissions, net of accumulated amortization of $20,826 and $21,099, respectively	37,459	38,311
Total assets	$1,262,070	$1,364,173

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$65,000	$—
Term loans payable, less unamortized financing costs of $308 and $714, respectively	164,692	274,286
Series A & Series B Senior Notes, less unamortized financing costs of $535 and $658, respectively	199,465	199,342
Accounts payable and accrued expenses	50,371	89,493
Accrued compensation	3,159	4,704
Tenant security deposits	5,726	6,219
Lease liability	862	1,159
Other liabilities: derivative liabilities	—	5,239
Acquired unfavorable real estate leases, less accumulated amortization of $536 and $2,285, respectively	234	528
Total liabilities	489,509	580,970

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,235,914 and 103,998,520 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,334,776	1,339,226
Accumulated other comprehensive loss	4,266	(5,239)
Accumulated distributions in excess of accumulated earnings	(566,491)	(550,794)
Total stockholders’ equity	772,561	783,203
Total liabilities and stockholders’ equity	$1,262,070	$1,364,173

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$3,978	$14,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	50,472	64,390
Amortization of above and below market leases	(88)	(38)
Shares issued as compensation	394	338
Equity in income of non-consolidated REITs	—	(421)
Distributions from non-consolidated REITs	—	421
Loss on extinguishment of debt	78	403
Impairment and loan loss reserve	1,857	—
Gain on sale of properties, net	(24,077)	(29,258)
Changes in operating assets and liabilities:
Tenant rent receivables	645	4,975
Straight-line rents	(4,064)	(3,103)
Lease acquisition costs	(2,659)	(1,666)
Prepaid expenses and other assets	(1,670)	(1,035)
Accounts payable and accrued expenses	(6,388)	(8,389)
Accrued compensation	(1,545)	(436)
Tenant security deposits	(493)	(2,508)
Payment of deferred leasing commissions	(7,086)	(10,857)
Net cash provided by operating activities	9,354	26,961
Cash flows from investing activities:
Property improvements, fixtures and equipment	(38,035)	(55,008)
Proceeds received from sales of properties	102,007	319,357
Net cash provided by investing activities	63,972	264,349
Cash flows from financing activities:
Distributions to stockholders	(52,956)	(28,985)
Stock repurchases	(4,843)	(8,244)
Borrowings under bank note payable	80,000	76,500
Repayments of bank note payable	(15,000)	(80,000)
Repayments of Term Loans	(110,000)	(245,000)
Deferred financing costs	(2,561)	—
Net cash used in financing activities	(105,360)	(285,729)
Net increase (decrease) in cash, cash equivalents and restricted cash	(32,034)	5,581
Cash, cash equivalents and restricted cash, beginning of year	40,751	4,150
Cash, cash equivalents and restricted cash, end of period	$8,717	$9,731

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2022	52,558	0.8%
2023	443,407	6.9%
2024	706,684	11.0%
2025	440,323	6.8%
2026	443,470	6.9%
Thereafter (2)	4,347,512	67.6%
	6,433,954	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,548,746 square feet of vacancies at our operating properties as of September 30, 2022.

(dollars & square feet in 000's)	As of September 30, 2022
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$460,116	41.2%	2,145	33.3%
Texas	9	330,433	29.5%	2,423	37.7%
Georgia	1	50,613	4.5%	160	2.5%
Minnesota	3	122,485	10.9%	758	11.8%
Virginia	1	32,636	2.9%	298	4.6%
Florida	1	69,244	6.2%	213	3.3%
Illinois	2	44,928	4.0%	372	5.8%
North Carolina	1	8,528	0.8%	64	1.0%
Total	22	$1,118,983	100.0%	6,433	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

				Nine Months
(in thousands)	For the Three Months Ended			Ended
	31-Mar-22	30-Jun-22	30-Sep-22	30-Sep-22
Tenant improvements	$1,877	$5,453	$6,813	$14,143
Deferred leasing costs	3,032	1,327	2,053	6,412
Non-investment capex	5,065	6,736	9,289	21,090
	$9,974	$13,516	$18,155	$41,645

	For the Three Months Ended				Year Ended
	31-Mar-21	30-Jun-21	30-Sep-21	31-Dec-21	31-Dec-21
Tenant improvements	$4,491	$4,277	$3,952	$1,881	$14,601
Deferred leasing costs	2,597	1,922	2,371	1,319	8,209
Non-investment capex	5,336	3,793	4,528	4,672	18,329
	$12,424	$9,992	$10,851	$7,872	$41,139

Square foot & leased percentages	September 30,	December 31,
	2022	2021
Owned or Operating Properties:
Number of properties	22	24
Square feet	6,433,954	6,911,225
Leased percentage	75.9%	78.4%

Managed Properties - Single Asset REITs (SARs):
Number of properties	1	2
Square feet	213,760	348,545

Total Owned or Operating and Managed Properties:
Number of properties	23	26
Square feet	6,647,714	7,259,770

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-22	Leased (2)	30-Sep-22	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
3	PARK TEN	Houston, TX	157,609	72.0%	72.0%	72.0%	72.0%
4	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
5	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	77.5%	66.3%	66.3%
6	ADDISON	Addison, TX	289,333	83.0%	83.7%	83.0%	83.0%
7	COLLINS CROSSING	Richardson, TX	300,887	96.1%	96.1%	96.1%	96.1%
8	INNSBROOK	Glen Allen, VA	298,183	47.8%	47.8%	47.8%	47.8%
9	LIBERTY PLAZA	Addison, TX	217,600	76.5%	77.7%	75.5%	75.9%
	380 INTERLOCKEN	Broomfield, CO		60.5%	60.5%	(3)	(3)
	390 INTERLOCKEN	Broomfield, CO		99.4%	99.4%	(3)	(3)
10	BLUE LAGOON	Miami, FL	213,182	98.5%	98.5%	98.5%	98.5%
11	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
12	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	89.7%	89.8%	88.6%	88.6%
13	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	77.7%
14	LEGACY TENNYSON CTR	Plano, TX	208,966	40.7%	40.7%	40.7%	40.7%
15	ONE LEGACY	Plano, TX	214,110	63.7%	63.7%	63.7%	63.7%
16	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
17	WESTCHASE I & II	Houston, TX	629,025	62.9%	62.8%	64.2%	63.7%
18	1999 BROADWAY	Denver, CO	680,255	66.9%	66.9%	66.9%	66.9%
19	1001 17TH STREET	Denver, CO	657,816	71.0%	75.6%	70.1%	70.7%
20	PLAZA SEVEN	Minneapolis, MN	330,096	82.7%	83.0%	79.3%	79.7%
21	PERSHING PLAZA	Atlanta, GA	160,145	78.1%	78.1%	79.2%	78.5%
22	600 17TH STREET	Denver, CO	611,163	76.9%	76.9%	77.8%	77.8%
	OWNED PORTFOLIO		6,433,954	76.3%	77.1%	75.9%	75.8%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Properties sold on August 31, 2022.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of September 30, 2022

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	3.9%
2	EOG Resources, Inc.	169,167	2.6%
3	US Government	168,573	2.6%
4	Lennar Homes, LLC	155,808	2.4%
5	Citicorp Credit Services, Inc	146,260	2.3%
6	Kaiser Foundation Health Plan	120,979	1.9%
7	Argo Data Resource Corporation	114,200	1.8%
8	Swift, Currie, McGhee & Hiers, LLP	101,296	1.6%
9	Deluxe Corporation	98,922	1.5%
10	Ping Identity Corp.	89,856	1.4%
11	Permian Resources Operating, LLC	67,856	1.1%
12	Bread Financial Payments, Inc.	67,274	1.0%
13	PricewaterhouseCoopers LLP	66,304	1.0%
14	Hall and Evans LLC	65,878	1.0%
15	Cyxtera Management, Inc.	61,826	1.0%
16	Precision Drilling (US) Corporation	59,569	0.9%
17	Schwegman, Lundberg & Woessner, P.A.	58,263	0.9%
18	EMC Corporation	57,100	0.9%
19	ID Software, LLC	57,100	0.9%
20	Houghton Mifflin, Co.	55,643	0.9%
	Total	2,030,273	31.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net income	$17,246	$4,456	$3,978	$14,145
Impairment and loan loss reserve	717	—	1,857	—
Gain on sale of properties, net	(24,077)	(8,632)	(24,077)	(29,258)
Equity in income from non-consolidated REITs	—	(421)	—	(421)
FFO from non-consolidated REITs	—	421	—	421
Depreciation & amortization	15,114	18,861	48,916	62,340
NAREIT FFO	9,000	14,685	30,674	47,227
Lease Acquisition costs	41	112	206	297
Funds From Operations (FFO)	$9,041	$14,797	$30,880	$47,524

Funds From Operations (FFO)	$9,041	$14,797	$30,880	$47,524
Loss on extinguishment of debt	78	236	78	403
Reverse FFO from non-consolidated REITs	—	(421)	—	(421)
Distributions from non-consolidated REITs	—	421	—	421
Amortization of deferred financing costs	461	618	1,468	2,011
Shares issued as compensation	—	—	394	338
Straight-line rent	(1,160)	(245)	(4,064)	(3,190)
Tenant improvements	(6,813)	(3,952)	(14,143)	(12,720)
Leasing commissions	(2,053)	(2,371)	(6,412)	(6,890)
Non-investment capex	(9,289)	(4,528)	(21,090)	(13,657)
Adjusted Funds From Operations (AFFO)	$(9,735)	$4,555	$(12,889)	$13,819

Per Share Data
EPS	$0.17	$0.04	$0.04	$0.13
FFO	$0.09	$0.14	$0.30	$0.44
AFFO	$(0.09)	$0.04	$(0.12)	$0.13

Weighted average shares (basic and diluted)	103,236	106,905	103,372	107,196

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-22	30-Jun-22	(Dec)	Change
Region
East	362	$391	$475	$(84)	(17.7)%
MidWest	1,130	3,905	4,850	(945)	(19.5)%
South	2,796	5,902	5,611	291	5.2%
West	2,146	6,401	6,609	(208)	(3.1)%
Property NOI* from Operating Properties	6,434	16,599	17,545	(946)	(5.4)%
Dispositions and Redevelopment Properties (a)	-	1,068	1,574	(506)	(2.2)%
NOI*	6,434	$17,667	$19,119	$(1,452)	(7.6)%

Sequential Same Store		$16,599	$17,545	$(946)	(5.4)%

Less Nonrecurring
Items in NOI* (b)		494	1,258	(764)	4.3%

Comparative
Sequential Same Store		$16,105	$16,287	$(182)	(1.1)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income (loss)	30-Sep-22	30-Jun-22
Net income (loss)	$17,246	$(9,110)
Add (deduct):
Loss on extinguishment of debt	78	—
Impairment and loan loss reserve	717	1,140
Gain on sale of properties, net	(24,077)	—
Management fee income	(274)	(267)
Depreciation and amortization	15,148	18,185
Amortization of above/below market leases	(34)	(45)
General and administrative	3,233	3,981
Interest expense	6,109	5,664
Interest income	(461)	(455)
Non-property specific items, net	(18)	26

NOI*	$17,667	$19,119

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.